Exhibit 10.03

seventh Addendum to the Private Lease Contract Instrument for Nonresidential Property

By and between:

I- LUCIO TOMASIELLO, Brazilian, single, adult, businessman, bearer of Personal Identity Number (RG) No. , duly recorded in the Individual Tax Register of the Ministry of Finance – CPF/MF as No. , resident and domiciled in the City of and

MAURICIO TOMASIELLO Brazilian, single, adult, businessman, bearer of Personal ID card No , issued by the SSP/SP duly recorded in the Individual Tax Register of the Ministry of Finance CPF/MF as No. , resident and domiciled in the City of , with both hereinafter to be referred to simply as “ LESSORS”; and,

II – AMYRIS BRAZIL LTDA., Private Limited Company with headquarter in the City of Campinas, State of Sao Paulo, in (Street) Rua James Clerk Maxwell, No 315, Techno Park, CEP: 13069- 380, duly recorded in the National Company Tax Register as No 09.379.224./0001-20, herein appearing in the terms of its articles of incorporation, hereinafter to be referred to simply as “LESSEE”; and,

LESSORS and LESSEE shall be jointly named “Parties” and, individually as “Party”.

WHEREAS, the Parties entered into the Private Lease Contract Instrument for Nonresidential Property (the “Contract”) March 31, 2008, referring to the location of the commercial warehouse that has a total built area of 1,368.09 m2 (thirteen hundred sixty-eight square meters and 9 square centimeters), situated at Rua James Clerk Maxwell, No. 315, Postal Code: 13069-380, object of recorded entry 100068 filed in Notary Office No. 2, Property Records of Campinas, State of São Paulo and registered with the City of Campinas, State of São Paulo, under cartographic code No. 3162.44.26.0285.00000 (the “Property”);

WHEREAS, the Parties entered into a Private Addendum Instrument to the Lease Contract for Nonresidential Property (the “First Addendum”) that modified the conditions established in the Contract for the lease guarantee July 5, 2008;

WHEREAS, the Parties entered into the Second Addendum to the Private Lease Contract Instrument for Nonresidential Property (the “Second Addendum”) October 30, 2008 that renewed and extended the lease period from 36 (thirty-six) months to 60 (sixty) months, that is, to May 31, 2013;

WHEREAS, the Parties entered into the Third Addendum to the Private Lease Contract Instrument for Nonresidential Property (the “Third Addendum”) October 1, 2012 that renewed the lease period for another 36 (thirty-six) months, to October 1, 2015, and capped the monthly rent increase;

WHEREAS, the Parties entered into the Fourth Addendum to the Private Lease Contract Instrument for Nonresidential Property (the “Fourth Addendum”) March 5, 2015 that renewed the lease period for an additional 43 (forty-three) months, to October 5, 2018, reset the monthly rent increase, and added clauses to the Contract;

WHEREAS, the Parties entered into the Fifth Addendum to the Private Lease Contract Instrument for Nonresidential Property (“Fifth Addendum”) September 22, 2015 establishing that the monthly rent will not be readjusted or corrected annually by variation in the General Market Prices Index-IGPM, measured by the Getúlio Vargas Foundation-FGV and keeping the monthly rent duly paid by the LESSEE the same until October 1, 2016;

WHEREAS, the Parties entered into the Sixth Addendum to the Private Lease Contract Instrument for Nonresidential Property (“Sixth Addendum”) October 17th 2016 , which laid down the increment of the monthly rent through readjusting and extending the lease until October 13th 2019;

WHEREAS, the parties have interests, both jointly and without defects, in maintaining the monthly rent currently adhered to by the LESSEE (i.e. R$ 38,171.45) until October 1st 2018;

The Parties therefore decide to sign the present Seventh Addendum to the Private Lease Contract Instrument for Nonresidential Property (the “Seventh Addendum”) in mutual and complete agreement, in accordance with the clauses and conditions set out below.

Seventh Addendum to the Private Lease Contract Instrument for Nonresidential Property

FIRST CLAUSE

THE AMOUNT OF MONTHLY RENT

1.1 As the result of the full Contract between the Parties, and after negotiations of mutual consent, both expressly affirm that no nnual ajdustment to, or correction of the the monthly rent of any nature, shall be applied until October 1st 2018.

1.2 By these terms, the Parties furthermore agree, through mutual and express consent, that the LESSEE shall undertake to pay the LESSORS, as of October 1st 2017, the monthly rent of BRL 38,171.45 (thirty-eight thousand, one hundred and seventy- one reals and forty-five cents) until October 1st 2018.

1.2.1 Nothwithstanding, after October 1st 2018, the Parties may negotiate a re-adjustment or annual monetary correction of the monthly value of the rent, since this readjustment shall only take place by previous agreement between the Parties and approved by the LESSEE, with an initialled document of a new contractual amendment.

1.3 In view of the modifications agreed upon between the Parties to the present Seventh Amendment, and in strict observance of the provisions of clauses 1.1 and 1.2 above, the Parties shall agree that the Fifth clause, heading of the Contract shall enter into effect upoin the signature of the present instrument, with the following wording:

5th ) As of October 1st 2017, the LESSEE shall pay to the LESSORS a monthly rent of BRL 38,171.45 (thirty-eight thousand, one hundred and seventy-one reais and forty-five cents), expiring on day 5 (five) of every month, by means of a deposit into a bank account ( , branch and current account No ), with the deposit slip serving as receipt and quittance. Furthermore, the monthly rent shall be annually corrected in accordance with the variation in the National Consumer Price Index – IPCA, measured by the Getulio Vargas Foundation – FGV. Notwithstanding , the Parties agree that , by October 1st 2018 , the LESSEE shall pay the LESSORS the monthly sum provided for in this clause.

1.4 The Parties declare, under the terms of this first clause, that the conditions of payment , unaltered by this Seventh Amendment shall be those set forth in the contract.

Seventh Addendum to the Private Lease Contract Instrument for Nonresidential Property

SECOND CLAUSE

GENERAL PROVISIONS

2.1 All the remaining clauses and conditions appearing in the Contract, in the First, Second, Third, Fourth, Fifth and Sixth Amendments, which were not expressly altered by this Seventh Amendment have been ratified in this document and in all its terms.

2.2 The Parties agree that the terms of this Seventh Amendment shall take precedence over the conditions provided for in any other agreement concluded between the Parties, between the date of signature of the Contract and the date of signature of this Seventh Amendment.

2.3 The Contract, as well as this Seventh Amendment, may only be altered in any of their provisions, by means of entering into in writing a supplementary contractual amendment.

In witness whereof, the Parties sign the present instrument in 03 (three) copies, each equal in form and content, for the same effects, in the presence of 02 (two) witnesses of legal capacity who shall also sign.

Campinas, September 25th 2017

/s/ Lucio Tomasiello /s/ Mauricio Tomasiello

LESSORS: LUCIO TOMASIELLO / MAURICIO TOMASIELLO

/s/ Erica Baumgarten /s/ Gianni Ming Valent

Erica Baumgarten Financial Director Amyris Brasil Ltda	LESSEE: AMYRIS BRASIL LTDA	Amyris Brasil Ltda Gianni Ming Valent, PMP Engineering Director

Witnesses:

Amyris LTDA

Robson Juliano Brito

Buyer

1. /s/ Robson Juliano Brito Name: Robson Juliano Brito RG: CPF/MF	2. _____________________________ Name: RG: CPF/MF

Seventh Addendum to the Private Lease Contract Instrument for Nonresidential Property

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